EXHIBIT 23.2

             [LETTERHEAD OF ROSENBERG RICH BAKER BERMAN & COMPANY]

Independent Auditors' Consent

We hereby consent to the incorporation by reference of Form 10-KSB of our report dated March 23, 1998 (April 15, 1998 as to Subsequent Events) relating to the consolidated financial statements of Proformix Systems, Inc. and Subsidiaries in this Registration Statement on Form S-8, and to the reference to our firm under the caption "Experts".

                                       /s/ Rosenberg Rich Baker Berman & Company
                                       -----------------------------------------
                                       Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
June 10, 1998